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                               THE MAINSTAY FUNDS
                                 RULE 18F-3 PLAN

                                    EXHIBIT A

                            (As of __________, 2007)

                            CAPITAL APPRECIATION FUND
                                COMMON STOCK FUND
                                CONVERTIBLE FUND
                             DIVERSIFIED INCOME FUND
                               EQUITY INDEX FUND *
                             GLOBAL HIGH INCOME FUND
                                 GOVERNMENT FUND
                         HIGH YIELD CORPORATE BOND FUND
                            INTERNATIONAL EQUITY FUND
                              LARGE CAP GROWTH FUND
                                    MAP FUND
                               MID CAP GROWTH FUND
                               MID CAP VALUE FUND
                                MONEY MARKET FUND
                              SMALL CAP GROWTH FUND
                              SMALL CAP VALUE FUND
                               TAX FREE BOND FUND
                                TOTAL RETURN FUND
                                   VALUE FUND
                             INSTITUTIONAL BOND FUND
                           PRINCIPAL PRESERVATION FUND

* The Equity Index Fund is closed to all new investors and all new share purchases. Shareholders may not exchange shares of any other Fund for shares of the Equity Index Fund.